EXHIBIT 99.1

November 18, 2009

FOR IMMEDIATE RELEASE

MEXCO ENERGY CORPORATION ANNOUNCES ADDITIONAL DEVELOPMENT OF PROPERTIES

MIDLAND, TEXAS, November 18, 2009 – Mexco Energy Corporation (AMEX: MXC) today announced additional development of oil and gas properties in which it holds an interest.

Mexco announced development of its natural gas property in the Newark East (Barnett Shale) Field in Tarrant County, Texas.  Mexco owns a 21.45% royalty interest in a 122 acre tract.  Three additional wells have been drilled on subsequently pooled acreage and are currently producing natural gas into the sales pipeline.  This property, operated by Chesapeake Operating, Inc., now contains the original 3 wells plus the 3 new wells for a total of 6 wells.  Mexco’s royalty interests in these pooled acreage wells range from 5.39% to 6.57%.  The Newark East Field is one of the largest gas fields in the United States.

Mexco is participating in drilling 3 development oil wells in the Brahaney Field in Yoakum County, Texas.  All wells are to be drilled to a total depth of approximately 5,500 feet to test the long-lived San Andres formation.  Two of these wells have been completed with the third well currently being drilled.  Mexco’s working interest in these wells is 3.75% (2.3985% net revenue interest).

Mexco also is participating in the drilling of 5 infill oil wells in the Fuhrman-Mascho and Nix (Clearfork) Fields of Andrews County, Texas.  All of these wells have been drilled to a total depth of approximately 7,200 feet to test the long-lived Clearfork and San Andres formations and are in the process of being completed.  Mexco’s working interest in these wells range from 0.399% to 0.7% (respectively, from 0.225% to 0.399% net revenue interest).

Mexco also participated in the drilling of 4 infill wells in the Dodd-Federal Unit in the Grayburg Jackson Field of Eddy County, New Mexico.  These wells were drilled to a total depth of approximately 5,000 feet.  The unit, operated by Marbob Energy Corporation, currently contains approximately 100 wells and is expected to contain approximately 140 wells when completely drilled.  Mexco’s working interest in this unit is .1848% (.14% net revenue interest).

Mexco Energy Corporation, a Colorado corporation, is an independent oil and gas company located in Midland, Texas engaged in the acquisition, exploration and development of oil and gas properties.  For more information on Mexco Energy Corporation, go to www.mexcoenergy.com.

FORWARD-LOOKING STATEMENTS

Except for historical information, statements made in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management's assumptions and the Company's future performance are subject to a wide range of business risks and uncertainties, and there is no assurance that these goals and projections can or will be met.  Actual events or results may differ materially from the forward-looking statements.

Estimates of potential typically do not take into account all the risks of drilling and completion nor do they take into account the fact that hydrocarbon volumes are never 100% recoverable. Such estimates are part of the complex process of trying to measure and evaluate risk and reward in an uncertain industry.

Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, production variance from expectations, volatility of oil and gas prices, the need to develop and replace reserves, the substantial capital expenditures required to fund operations, exploration risks, uncertainties about estimates of reserves, competition, government regulation, costs and results of drilling new projects,  equipment availability, or other things that are associated with oil and gas production or may be beyond the control of the Company.  Operations that are anticipated, planned or scheduled may be changed, delayed, take longer than expected, fail to accomplish intended results, or not take place at all.  These risks and uncertainties are described in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”).

Mexco Contact:
Tammy L. McComic, Executive Vice President and Chief Financial Officer,
mexco@sbcglobal.net, (432) 682-1119